E-6

Exhibit 23

Independent Auditors’ Consent

We consent to the incorporation by reference in Registration Statements Nos. 33-59701, 333-14847, 333-27623, 333-40767, 333-89824 and 333-120185 of The E. W. Scripps Company and subsidiary companies on Form S-8 and Registration Statement No. 333-100390 of The E. W. Scripps Company and subsidiary companies on Form S-3 of our report dated March 11, 2005, appearing in this Annual Report on Form 10-K of The E. W. Scripps Company and subsidiary companies for the year ended December 31, 2004.

Deloitte & Touche LLP

Cincinnati, Ohio

March 11, 2005